UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

ViewCast.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29020	75-2528700
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 W. Plano Parkway, Suite 300 Plano, Texas	75075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 488-7200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2011 Annual Meeting of Stockholders of ViewCast.com, Inc. (the “Company”) was held on November 30, 2011 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected four directors of the Company for a term of one year, or until his successor is duly elected and qualified, or until he is otherwise unable to complete his term; and (2) ratified the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.
The matters acted upon at the Annual Meeting and the voting tabulation for each matter are as follows:
Proposal 1: Election of Directors

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
George C. Platt	43,351,183	839,434	—	12,504,840
Joseph Autem	43,515,310	675,307	—	12,504,840
John W. Slocum, Jr.	43,294,516	896,101	—	12,504,840
David W. Brandenburg	43,516,339	674,278	—	12,504,840
Proposal 2: Ratification of Auditors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011	54,086,790	429,364	2,179,303	—

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ViewCast.com, Inc.
Date: December 1, 2011	By:	/s/ Laurie L. Latham
Laurie L. Latham
Chief Financial Officer